UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2021 (February 12, 2021)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15thAvenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-532-4653

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

On February 12, 2021 (the “Issuance Date”), Basanite, Inc. (the “Company”) entered into an Amended and Restated 20% Secured Convertible Promissory Note (the “Restated Promissory Note”) with certain accredited investors (the “Holders”) for an aggregate of $1,610,004.54 in principal amount which cancelled and restated in its entirety the 20% Secured Convertible Promissory Note entered into by the Company and the same Holders on August 3, 2020 and is more fully described in Amendment No. 1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2020 (the “Original Promissory Note”).

The Company had not made any principal or interest payments under the Original Promissory Note.  On the Issuance Date, the Holders advanced the Company an additional $500,000 pursuant to the terms and conditions of the Restated Promissory Note (the “Additional Advance”).  Additionally, the accrued but unpaid interest through February 11, 2021 under the Original Promissory Note in the amount of One Hundred Ten Thousand Four and 54/100 Dollars ($110,004.54) was added to the principal amount of the Restated Promissory Note and such accrued but unpaid interest under the Original Promissory Note is deemed cancelled and no longer outstanding under the Original Promissory Note.

The Restated Promissory Note has a maturity date of May 12, 2021 (the “Maturity Date”) and will continue to have an interest rate of 20% per annum.  Interest will be payable in cash at the Maturity Date.  If, prior to the Maturity Date, the Company consummates an equity financing, revenue sharing transaction, joint venture, or other similar type transaction (including any combination and/or multiple transactions  thereof) with total cash proceeds to the Company of not less than $3,000,000, the Agent (as defined below), at its sole discretion and by providing written notice to the Company, may elect to extend the Maturity Date of this Note by an additional six months such that the Maturity Date shall then be November 12, 2021.

At any time during which the Restated Promissory Note remains outstanding, the Agent for the benefit of the Holders may convert the unpaid principal balance of the Restated Promissory Note (and any accrued and unpaid interest) into shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Shares”) at the conversion rate equal to the per share cash price paid for the Shares by any third party investor(s) with total proceeds to the Company of not less than $500,000; provided, however, in no event shall the conversion price be less than $0.01 per share.

Prior to the Restated Promissory Note’s payment in full in cash or conversion in accordance with its terms, the Company may not incur any additional debt or equity investments without the Agent’s consent.  The Restated Promissory Note continues to be secured by all of the assets of the Company (including but not limited to all of the intellectual property owned by the Company) in accordance with the terms of the Security Agreement (the “Security Agreement”) entered into in connection with the Original Promissory Note.

In connection with the issuance of the Restated Promissory Note and in consideration of the Additional Advance and the extension of the Maturity Date under the Original Promissory Note, on February 12, 2021 the Company issued to the Holders, on a pro rata basis, Common Stock Warrants to purchase up to an aggregate of 15,000,000 shares of the Company’s Common Stock at a per share exercise price of $0.20 (the “Warrants”).  The Warrants have a term of five years and do not contain cashless exercise provisions.

Pursuant to the terms of the Restated Promissory Note, The Richard A. LoRicco Sr. and Lucille M. LoRicco Irrevocable Insurance Trust DTD 4/28/95, Louis Demaio as Trustee will serve as the agent for the benefit of the Holders (the “Agent”). The Agent is a trust created by Richard A. LoRicco Sr. and Lucille M. LoRicco, who were the parents of Ronald J. LoRicco (“Mr. LoRicco”), one of the members of the Company’s Board of Directors (the “Board”) and is maintained by an independent trustee.  The Agent is the Holder of $1,207,503.40 of the principal amount of the Restated Promissory Note and the Holder of 11,250,000 of the Warrants.  The disinterested members of the Board approved the terms of the Restated Promissory Note.  Mr. LoRicco does not have voting or investment control of or power over the Agent but is an anticipated, partial beneficiary of the Agent.

The foregoing description of the Warrants, Restated Promissory Note and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Warrants, Restated Promissory Note and Security Agreement, which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K are incorporated by reference in this Item 2.03.

Item 3.02

Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K are incorporated by reference in this Item 3.02.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

4.1	Form of Common Stock Warrant
10.1	Form of Amended and Restated 20% Secured Convertible Restated Promissory Note
10.2	Form of Security Agreement (incorporated by reference to Exhibit 10.2 of Amendment No. 1 to the Current Report on Form 8-K filed on August 10, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 19, 2021

BASANITE, INC.

By:	/s/ Simon R. Kay
Simon R. Kay
Acting Interim President and Chief Executive Officer